EXECUTION VERSION

UMB BANK, NATIONAL ASSOCIATION,

as Legal Title Trustee for MLM 13648 Title Trust

MLM 13648 LLC,

as Program Manager

and

WELLS FARGO BANK, N.A.,

as Custodian

MASTER CUSTODIAL AGREEMENT

Dated as of October 2, 2018

TABLE OF CONTENTS

-i-

EXHIBITS

EXHIBIT A	CUSTODY OFFICER LIST

EXHIBIT B-1	DESIGNATED OFFICER LIST FOR THE LEGAL TITLE TRUSTEE

EXHIBIT B-2	DESIGNATED OFFICER LIST FOR THE PROGRAM MANAGER

EXHIBIT B-3	DESIGNATED OFFICER LIST FOR SERVICER

EXHIBIT C	FEE SCHEDULE

EXHIBIT D	REQUEST FOR RELEASE OF DOCUMENTS

EXHIBIT E	FORM OF TRUST RECEIPT

EXHIBIT F	ADDITIONAL REVIEW PROCEDURES

EXHIBIT G	FORM OF BAILMENT LETTER AGREEMENT

EXHIBIT H	FORM OF TRANSACTION ADDENDUM

-ii-

MASTER CUSTODIAL AGREEMENT

THIS MASTER CUSTODIAL AGREEMENT (together with any applicable Transaction Addenda executed in connection herewith, and as such may be further amended or supplemented from time to time, this “Custodial Agreement”) dated as of October 2, 2018 (the “Effective Date”) is made among (i) UMB Bank, National Association, not in its individual capacity but solely as legal title trustee (in such capacity, the “Legal Title Trustee”) for MLM 13648 Title Trust, a New York common law trust (the “Legal Title Trust”), (ii) MLM 13648 LLC, as program manager (the “Program Manager”), and (iii) Wells Fargo Bank, N.A., as custodian (in such capacity, the “Custodian”).

RECITALS

WHEREAS, the Legal Title Trustee and the Program Manager desire to appoint the Custodian to provide custodial services with respect to the assets of the Legal Title Trust and act as agent and bailee for the purposes of, from time to time, receiving and holding certain documents, instruments and papers delivered hereunder, all upon the terms and conditions and subject to the limitations hereinafter set forth.

NOW THEREFORE, in consideration of the mutual promises and agreements herein and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1

DEFINITIONS

Except as otherwise specified herein, whenever used in this Custodial Agreement, the following words and phrases shall have the meanings specified in this Article. Capitalized terms used herein but not defined herein shall have the meanings specified in the Legal Title Trust Agreement.

1940 Act: The Investment Company Act of 1940, as amended, and the rules and regulations promulgated thereunder.

Asset File: Any Mortgage File or REO File, including any additional original documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan.

Asset Schedule: The electronic transmission of information relating to certain Mortgage Assets in the format required by the Custodian. Such schedule shall set forth the following information with respect to each Mortgage Loan:

(1)	the loan number;
(2)	the street address (including unit number, city, state, zip) of the related Mortgaged Property;
(3)	Mortgagor name;
(4)	original principal balance of the Mortgage Loan;
(5)	a code indicating if the Mortgage Loan is a MERS Mortgage Loan and, if so, the MIN;

(6)	a code indicating if the Mortgage Loan is a Cooperative Loan;
(7)	note date;
(8)	Mortgage first due date;
(9)	maturity date;
(10)	Mortgage Interest Rate;
(11)	original principal and interest payment;
(12)	with respect to each adjustable rate Mortgage Loan, the gross margin;
(13)	a code indicating if the Mortgage Loan is a MOM Loan;
(14)	with respect to each adjustable rate Mortgage Loan, the adjustment date;
(15)	with respect to each adjustable rate Mortgage Loan, the annual rate cap;
(16)	[Reserved];
(17)	with respect to each adjustable rate Mortgage Loan, the minimum Mortgage Interest Rate;
(18)	with respect to each adjustable rate Mortgage Loan, the rounding method;
(19)	a code indicating whether the Mortgage Loan is a Performing Mortgage Loan or a Non-Performing Loan;
(20)	the applicable Servicer; and
(21)	a code indicating whether a residential long-term lease is required in the Asset File.

Assignment of Mortgage: An individual assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect the sale of the Mortgage Loan to the Legal Title Trustee. For the avoidance of doubt, such assignment may be in blank or in the name of the Legal Title Trustee.

Assignment of Proprietary Lease: With respect to a Cooperative Loan, the assignment or mortgage of the related Proprietary Lease from the Mortgagor to the originator of the Cooperative Loan.

Books and Records: As defined in Section 3.5(a) hereof.

Business Day: Any day other than (i) a Saturday or Sunday, (ii) a day on which the Federal Reserve or the New York Stock Exchange is closed, or (iii) a day on which banks in the States of Maryland, Minnesota or New York (or such other states in which the operations of the Custodian or the principal offices of a Servicer are subsequently located, as specified in writing by such party to the other parties hereto) are required or authorized by law to close.

Closing Date: Each funding date with respect to a purchase of Mortgage Assets by the Legal Title Trustee that are deposited with the Custodian on behalf of the Legal Title Trustee.

Confidential Information: With respect to any party to this Custodial Agreement, any confidential or proprietary information provided by or on behalf of such party, whether marked as confidential or which the receiving party should reasonably recognize to be confidential or proprietary in nature. Confidential Information shall include, without limitation, (i) all Asset Files, (ii) information regarding know-how, processes, business strategies, operating data, organizational structure, cost structure and pricing information, (iii) historical and financial information, database information, Mortgagor Information, and product descriptions, (iv) descriptions and/or reports related to such party’s operations, information security programs, disaster recovery/business continuity plans, computer and related systems, internal policies and procedures, and applicable training materials, and (v) the identity of any party hereto or its respective Affiliates, in each case in whatever form or format and from whatever source such information is derived. In no event shall Confidential Information include any information or materials that (i) are or become generally available to the public through no fault, negligence or other act or omission of the party providing such Confidential Information or any of its affiliates, employees or subcontractors, (ii) are already legally in the possession of another party hereto without restriction or obligation or duty of confidentiality and prior to any disclosure hereunder, and/or (iii) are or have been lawfully disclosed to a party hereto by a third party with the right to disseminate such information and that is not subject to an obligation of or duty of confidentiality.

Cooperative Corporation: With respect to any Cooperative Loan, the entity that holds title (fee or an acceptable leasehold estate) to the real property and improvements constituting the Cooperative Property and which governs the Cooperative Property, which entity must qualify as a Cooperative Housing Corporation under Section 216 of the Internal Revenue Code of 1986, as amended.

Cooperative Loan: Any Mortgage Loan secured by Cooperative Shares and a Proprietary Lease.

Cooperative Property: The real property and improvements owned by a Cooperative Corporation, including the allocation of individual dwelling units to the holders of the shares of the Cooperative Corporation.

Cooperative Shares: With respect to any Cooperative Loan, the shares of stock issued by a Cooperative Corporation.

Custodial Agreement: The meaning set forth in the first paragraph hereof.

Custodial Delivery Failure: As defined in Section 4.4 hereof.

Custodian: The meaning set forth in the first paragraph hereof.

Custodian Personnel: Persons who are or will be employed, affiliated with or utilized by the Custodian (including any subcontractors or any of their respective employees, agents or consultants, as applicable) that participate, directly or indirectly, in any manner in the performance of services hereunder.

Custody Officer: Any officer of the Custodian. The name and specimen signature of each Custody Officer appear on the list of Custody Officers attached as Exhibit A hereto, as such list may from time to time be supplemented and amended by the Custodian.

Deed: As defined in Section 3.1(c)(i) of this Custodial Agreement.

Delivery Date: With respect to each Closing Date, the later of the date of receipt by the Custodian of either (i) the Asset File or (ii) the Asset Schedule. The Delivery Date shall be at least three Business Days prior to the applicable Closing Date.

Designated Officer: Any officer of the Legal Title Trustee, the Program Manager or the applicable Servicer authorized to request release of Asset Files on behalf of the Legal Title Trustee and otherwise to handle matters with respect to the Mortgage Assets on behalf of the Legal Title Trustee, the applicable Servicer or the Program Manager. The name and specimen signature of each Designated Officer for the Legal Title Trustee appears on the list of Designated Officers attached as Exhibit B-1 hereto, as such list may from time to time be supplemented and amended by the Legal Title Trustee. The name and specimen signature of each Designated Officer for the Program Manager appears on the list of Designated Officers attached as Exhibit B-2 hereto, as such list may from time to time be supplemented and amended by the Program Manager. The name and specimen signature of each Designated Officer for each applicable Servicer shall be provided on a list of Designated Officers provided in the form attached as Exhibit B-3 hereto, as such list may from time to time be supplemented and amended by such Servicer.

Document Inventory: A review of the contents of each Asset File by the Custodian to identify the documents specified in Section 3.1 held in each such Asset File.

Document Inventory Report: A report of the Custodian with respect to a Document Inventory.

Effective Date: The meaning set forth in the first paragraph of this Custodial Agreement.

Exception Report: The report of document exceptions attached to the related Trust Receipt.

Fee Schedule: The separate fee schedule attached hereto as Exhibit C, as the same may be amended from time to time.

FHLMC: Federal Home Loan Mortgage Corporation or any successor thereto.

FNMA: Federal National Mortgage Association or any successor thereto.

Holder: As defined in the Legal Title Trust Agreement.

Initial REO Property: Any REO Property that was an REO Property on the Closing Date.

Legal Title Trust: The meaning set forth in the first paragraph of this Custodial Agreement.

Legal Title Trust Agreement: The Trust Agreement dated as of October 2, 2018, among the Legal Title Trustee for the Legal Title Trust, the Paying Agent and the Program Manager, as such may be amended by the parties thereto from time to time.

Legal Title Trustee: The meaning set forth in the first paragraph of this Custodial Agreement.

Loan Collateral: With respect to any Mortgage Loan, the related Mortgaged Property and any personal property securing such Mortgage Loan, including any lessor’s interest in such property, whether characterized or recharacterized as an ownership or security interest, and including any accounts or deposits pledged to secure such Mortgage Loan.

Master Servicer: Wells Fargo Bank, N.A., not in its individual capacity but solely as master servicer under the Master Servicing Agreement, and any successor in interest or assign.

Master Servicing Agreement: The Master Servicing Agreement dated as of October 2, 2018, among the Legal Title Trustee for the Legal Title Trust, the Program Manager and the Master Servicer, as such may be amended by the parties thereto from time to time.

MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS® System.

MERS® System: The system of recording transfers of mortgages electronically maintained by MERS.

MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

MOM Loan: Any Mortgage Loan as to which MERS is acting as Mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note, which creates a first or second lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

Mortgage Asset: Any Mortgage Loan or REO Property.

Mortgage File: With respect to any Mortgage Loan, a file folder containing the documents described in Sections 3.1(a) or 3.1(b) hereof, as applicable.

Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate of interest provided for in the related Mortgage Note.

Mortgage Loan: Shall mean (i) a fixed rate or adjustable rate, closed end or open end, first or second lien mortgage loan secured by a residential dwelling or (ii) a Cooperative Loan, for which the Custodian has been instructed to hold the related Asset File for the Legal Title Trustee pursuant to this Custodial Agreement and identified on an Asset Schedule.

Mortgage Note: The original executed note or other evidence of indebtedness of a Mortgagor under a Mortgage Loan.

Mortgaged Property: Any of (x) the fee simple interest in real property, together with improvements thereto and any fixtures, leases and other real or personal property securing the related Mortgage Note, or (y) in the case of a Cooperative Loan, the related Cooperative Shares and Proprietary Lease securing the indebtedness of the Mortgagor under the related Mortgage Loan.

Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

Mortgagor: The obligor on a Mortgage Note.

Non-Performing Mortgage Loan: Any Mortgage Loan identified as non-performing on the related Asset Schedule.

Officer’s Certificate: With respect to a certification to be made on behalf of a Person, a certificate signed by any president, any senior vice president or any vice president (however designated) and by the treasurer, the secretary, or an assistant treasurer or assistant secretary of such Person.

Opinion of Counsel: A written opinion of counsel acceptable to the Custodian.

Paying Agent: Wells Fargo Bank, N.A., not in its individual capacity but solely as paying agent under the Legal Title Trust Agreement, and any successor in interest or assign.

Performing Mortgage Loan: Any Mortgage Loan identified as performing on the related Asset Schedule.

Person: Any individual, corporation, company, voluntary association, partnership, joint venture, limited liability company, trust, unincorporated association or government (or any agency, instrumentality or political subdivision thereof).

Program Manager: The meaning set forth in the first paragraph of this Custodial Agreement.

Proprietary Lease: With respect to any Cooperative Property, a lease or occupancy agreement between a Cooperative Corporation and a holder of related Cooperative Shares.

Recognition Agreement: An agreement among a Cooperative Corporation, a lender and a Mortgagor with respect to a Cooperative Loan whereby such parties (i) acknowledge that such lender may make, or intends to make, such Cooperative Loan and (ii) make certain agreements with respect to such Cooperative Loan.

Rejected Release Request: A Request for Release that is rejected because (i) the Custodian no longer has (or never had) custody of the Asset File or (ii) the Request for Release is improperly prepared in a material way.

REO Asset Schedule: The electronic transmission of information relating to certain Mortgage Assets in the format required by the Custodian. Such schedule shall set forth the following information with respect to each REO Property:

(1) the loan number;

(2) the street address (including unit number, city, state, zip);

(3) a code indicating whether the property is an REO Property;

(4) name of seller, if applicable;

(5) name of entity (including, if applicable, any designee of the Program Manager) to which title is transferred; and

(6) the applicable Servicer.

REO File: With respect to any REO Property, a file folder containing the documents described in Section 3.1(c) hereof.

REO Property: Either (i) Loan Collateral acquired by the Legal Title Trustee, or by the related Servicer (or agent or nominee thereof) on behalf of the Legal Title Trustee, through foreclosure or deed-in-lieu of foreclosure or otherwise in connection with a defaulted Mortgage Loan or (ii) mortgage loan collateral acquired through foreclosure or deed-in-lieu of foreclosure or otherwise in connection with a defaulted mortgage loan prior to the transfer of such property to the Legal Title Trustee.

Request for Release: A request for a release of an Asset File either in an electronic format or signed by a Designated Officer in the form attached hereto as Exhibit D. Each Request for Release shall include, for each Mortgage Loan identified on such Request for Release, the related loan number set forth on the Asset Schedule.

Security Agreement: With respect to any Cooperative Loan, the agreement between the owner of the related Cooperative Shares and the originator of the related Mortgage Loan that defines the terms of the security interest in such Cooperative Shares and the related Proprietary Lease, as such may be amended by the parties thereto from time to time.

Security Breach: The unauthorized use or disclosure of any Confidential Information.

Servicer: As to each Mortgage Asset, the servicer of such Mortgage Asset as identified on the related Asset Schedule, and, in each case, any successor in interest or assign.

Stock Power: With respect to a Cooperative Loan, an assignment of the stock certificate or an assignment of the Cooperative Shares issued by the Cooperative Corporation.

Subsequent REO Acquisition Date: The date on which any Subsequent REO Property in respect of a Mortgage Loan is acquired by the Legal Title Trustee on behalf of the Legal Title Trust.

Subsequent REO Property: Any REO Property other than an Initial REO Property.

Transaction Addendum: Any (i) transaction addendum substantially in the form of Exhibit H or (ii) such other form of addendum mutually agreed upon by the parties hereto.

Trust Receipt: The trust receipt to be delivered pursuant to Section 3.2(a) in the form of Exhibit E.

ARTICLE 2

CUSTODIAL TERMS

Section 2.1.    Appointment of Custodian.

The Legal Title Trustee hereby appoints the Custodian to act as custodian and bailee of the related Asset Files for the Mortgage Assets delivered to the Custodian pursuant to this Custodial Agreement and the Custodian hereby accepts such appointment. Wells Fargo Bank, N.A. will perform its duties as Custodian hereunder through its Document Custody division.

Section 2.2.    Custodian Fees and Expenses.

With respect to Asset Files held by the Custodian, the Program Manager, pursuant to this Custodial Agreement (including any related Transaction Addendum), shall (x) pay fees in the amount specified in the Fee Schedule, and (y) otherwise reimburse the Custodian in the full amount of all documented costs and expenses incurred by the Custodian, including shipping and courier costs, in connection with the performance of its duties under this Custodial Agreement, as set forth on the Fee Schedule. The Fee Schedule shall apply to the Custodian’s services until the date of expiration stated thereon, unless the Custodian and the Program Manager mutually agree, in writing, upon a different schedule. After the date of expiration, the then-existing Fee Schedule shall apply until the Custodian and the Program Manager agree to a new fee schedule containing a new date of expiration, which schedule shall replace the Fee Schedule upon such date as the Custodian and the Program Manager shall agree in writing. Notwithstanding anything herein to the contrary, the parties hereto acknowledge and agree that all or any portion of fees or expenses due to a party hereunder may be paid directly by Pacific Investment Management Company LLC.

Except as set forth in the next sentence, all of the Custodian’s fees and documented expenses shall be due within thirty (30) days’ after receipt of an invoice from the Custodian as stated in this Custodial Agreement. The Program Manager shall notify the Custodian in writing of any disputed fees and expenses within thirty (30) days of the invoice date, specifying the subject matter of the dispute. The obligation to pay the Custodian pursuant to this Section 2.2 shall survive the termination and assignment of this Custodial Agreement and any related Transaction Addenda and the resignation or removal of the Custodian.

Section 2.3.    Term of Custodial Agreement.

Unless terminated as otherwise provided herein or by mutual consent of the related parties hereto, this Custodial Agreement and the related Transaction Addenda shall terminate upon the final payment or liquidation of the final Mortgage Asset whose Asset File is held by the

Custodian under this Custodial Agreement and any related Transaction Addendum. Upon termination of this Custodial Agreement and the related Transaction Addenda, the related Asset Files will be released by the Custodian in accordance with the Program Manager’s written instructions. If no such written instructions are received within thirty (30) days of the termination, the Custodian will package and ship any remaining active Asset Files to the address of the Program Manager set forth in Section 7.1, at the expense of the Program Manager.

Section 2.4.    Transaction Addenda.

In connection with the transfer of one or more Mortgage Assets to the Legal Title Trustee on any Closing Date, the Legal Title Trustee, the Program Manager and the Custodian shall execute and deliver a Transaction Addendum to this Custodial Agreement with respect to such Mortgage Assets. The Program Manager shall provide a draft of the proposed Transaction Addendum to the Custodian at least three (3) Business Days prior to the related Closing Date.

ARTICLE 3

CUSTODY OF ASSET DOCUMENTS

Section 3.1.    Delivery of Asset Files.

From time to time, the Program Manager shall use commercially reasonable efforts to deliver and release or cause to be delivered and released to the Custodian, on or before 10:30 a.m. New York City time at least three (3) Business Days prior to the related Closing Date (or such other date as may be mutually agreed upon among the parties hereto), an Asset Schedule and the documents listed below for each Mortgage Asset listed on such Asset Schedule, to be held by the Custodian for the benefit of the Legal Title Trustee, as the legal title owner thereof from and after the Closing Date. In conjunction with such delivery, the Program Manager may submit or cause to be submitted a bailee letter to the Custodian on behalf of the seller of the related Mortgage Assets. The Custodian shall review any such bailee letter, and within three (3) Business Days of receipt, either execute and return the bailee letter to such seller or submit comments to the applicable seller with respect to any objectionable terms contained in the bailee letter.

(a)	With respect to any Mortgage Loan that is not a Cooperative Loan:

(i)

The original Mortgage Note together with any applicable riders, endorsed in blank or made out to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”, with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements from the original payee, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]” (or words of similar import). If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]”

(or words of similar import). Notwithstanding the foregoing, with respect to any lost Mortgage Note, (A) an original lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note or (B) a note affidavit or attorney bailee letter, as applicable, stating that the Mortgage Note has been forwarded to outside counsel to initiate the foreclosure process, in each case, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, shall satisfy the requirements of this subsection (i);

(ii)

(A) The original recorded Mortgage (and, if the related Mortgage Loan is a MOM Loan, noting the presence of the MIN and language indicating that such Mortgage Loan is a MOM Loan with evidence of recordation noted thereon or attached thereto), together with any addenda or riders thereto, or (B) a copy of such recorded Mortgage with such evidence of recordation certified to be true and correct, or (C) if the original Mortgage has been submitted for recordation but has not been returned from the applicable public recording office, a certified copy of the Mortgage, or (D) for Non-Performing Mortgage Loans only: a copy of the recorded Mortgage with either an original or a copy of an attorney bailee letter indicating that the bailee has possession of the original Mortgage and is holding such Mortgage on behalf of the holder of such Mortgage;

(iii)

An original Assignment of Mortgage in recordable form assigned in blank or made out to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”, or, with respect to MERS Mortgage Loans, the Mortgage names MERS as the “mortgagee” or “beneficiary” thereof;

(iv)

(A) Each original recorded intervening assignment of Mortgage as may be necessary to show a complete chain of title from the originator of the Mortgage Loan to the last assignee (or to MERS if the Mortgage Loan is a MERS Mortgage Loan), with evidence of recordation noted thereon or attached thereto, or (B) a copy of such assignment with such evidence of recordation certified to be true and correct, or (C) if any such assignment has been submitted for recordation but has not been returned from the applicable public recording office, a certified copy of such assignment;

(v)	The original policy of title insurance or a certified copy of such title insurance policy or a duplicate original or an attorney’s certificate of title;

(vi)

If applicable, the original or certified copies of each assumption agreement, modification agreement, consolidation or extension agreement, written assurance or substitution agreement (with evidence of recordation noted thereon or attached thereto), if any;

(vii)	The original of any loan agreement or guaranty executed in connection with the Mortgage Note, if any;

(viii)	The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage, if any;

(ix)

If the Mortgage Note or the Mortgage was executed pursuant to a power of attorney or other instrument that authorized or empowered such Person to sign, the certified true copy of the power of attorney; and

(x)

For each Mortgage Loan which is secured by a residential long-term lease, a copy of the lease with evidence of recording indicated thereon, or, if the lease is in the process of being recorded, a photocopy of the lease, certified to be a true and correct copy of the lease transmitted for recordation.

(b)	With respect to each Cooperative Loan:

(i)	The original Proprietary Lease;

(ii)	The original Assignment of Proprietary Lease;

(iii)	The original stock certificate representing the Cooperative Shares;

(iv)	The original Stock Power executed in blank or made out to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”;

(v)	The original or copy of the recorded UCC-1 financing statement with recording information thereon;

(vi)

An unrecorded UCC-3 assignment in recordable form assigned in blank or made out to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”;

(vii)	The original or copy of each recorded UCC-3 assignment with recording information thereon as may be necessary to show a complete chain of title;

(viii)	The original or certified copy of the Security Agreement;

(ix)

The original or certified copy of the assignment of Security Agreement, showing an unbroken chain of title from the originator to blank or to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”;

(x)

The original or certified copy of the Assignment of Proprietary Lease, showing an unbroken chain of title from the originator to blank or to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”;

(xi)

The original or certified copy of the assignment of the Recognition Agreement, showing an unbroken chain of title from the originator to blank or to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”;

(xii)	The original Recognition Agreement;

(xiii)	For any Cooperative Loan that has been modified or amended, the original instrument or instruments effecting such modification or amendment; and

(xiv)

The original Mortgage Note together with any applicable riders, endorsed in blank or made out to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”, with all prior and intervening endorsements as may be necessary to show a complete chain of endorsements from the original payee, and, if previously endorsed, signed in the name of the last endorsee by a duly qualified officer of the last endorsee. If the Mortgage Loan was acquired by the last endorsee in a merger, the endorsement must be by “[name of last endorsee], successor by merger to [name of predecessor]” (or words of similar import). If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by “[name of last endorsee], formerly known as [previous name]” (or words of similar import). Notwithstanding the foregoing, with respect to any lost Mortgage Note, (A) an original lost note affidavit stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note or (B) a note affidavit or attorney bailee letter, as applicable, stating that the Mortgage Note has been forwarded to outside counsel to initiate the foreclosure process, in each case, providing indemnification to the holder thereof for any losses incurred due to the fact that the original Mortgage Note is missing, shall satisfy the requirements of this subsection (xiv);

(c)	With respect to each REO Property:

(i)

An original special warranty deed or similar deed (“Deed”), in recordable form, of the REO Property to either (1) “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust” or (2) a designee of the Program Manager, which Deed conveys all of applicable seller’s right, title and interest in and to the REO Property to the Legal Title Trustee or to such designee of the Program Manager, as applicable;

(ii)	An original title insurance policy issued in connection with the REO Property, or if such title insurance policy has been lost, a photocopy of such title insurance policy. To the extent the title insurance policy is not yet available, a preliminary title insurance policy issued in connection with the Mortgage Loan, with the original or photocopy of the final title insurance policy to be provided to the Custodian within ninety (90) days from the Closing Date (provided, the Custodian shall have no duty to monitor compliance with such 90-day timeframe); and

(iii)	Copies of foreclosure deeds by which the applicable seller acquired its ownership rights to the REO Property, if any.

The Custodian shall not be responsible for verifying that any Mortgage Loan is actively registered with MERS.

With respect to any Subsequent REO Property acquired by the Legal Title Trustee, the Program Manager shall use commercially reasonable efforts to promptly deliver and release or cause to be delivered and released to the Custodian, an Asset Schedule and the documents listed above in Section 3.1(c) for each Subsequent REO Property listed on such Asset Schedule, to be held by the Custodian for the benefit of the Legal Title Trustee, as the owner thereof from and after the related Subsequent REO Acquisition Date.

The Program Manager shall provide or cause to be provided original documents to the Custodian for each Mortgage Asset. From time to time, the Program Manager shall forward or cause to be forwarded to the Custodian additional original documents, or additional original documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan. All such mortgage documents held by the Custodian as to each Mortgage Asset shall constitute the Asset File for such Mortgage Asset. The Custodian hereby acknowledges that the Asset File and any other documents, instruments or papers relating to a Mortgage Asset now or hereafter deposited with the Custodian (and not released in accordance with this Custodial Agreement or any related Transaction Addendum) will be held by the Custodian as the duly appointed custodian of the Legal Title Trustee. The Custodian shall hold all documents received by it constituting the Asset File for the exclusive use and benefit of the Legal Title Trustee and shall make disposition thereof only in accordance with this Custodial Agreement and the instructions furnished by the Legal Title Trustee or the Program Manager on behalf of the Legal Title Trustee. Any other provisions of this Custodial Agreement and any related Transaction Addendum to the contrary notwithstanding, the Custodian agrees that it does not claim or assert, and it shall not at any time exercise or seek to enforce, in each case in its capacity as Custodian, any claim, right or remedy, including any statutory, common law or equitable right of set-off, that the Custodian might otherwise have against all or any part of an Asset File or a Mortgage Asset held pursuant to the provisions of this Custodial Agreement.

Section 3.2.    Review of Asset Files; Trust Receipts.

(a)

(I) With respect to any Asset Files delivered on any Delivery Date, the Custodian, within one (1) Business Day following such Delivery Date, shall review the items in clauses (a) through (c) of Section 3.1 of this Custodial Agreement, as applicable, for each such Asset File and provide to the Legal Title Trustee and the Program Manager an Exception Report for such Asset Files. In the event that the

Program Manager delivers or causes to be delivered more than one hundred (100) Asset Files on any one Delivery Date, the parties hereto shall mutually agree upon the timeframe for the delivery of the Trust Receipt with respect to the Asset Files in excess of one hundred (100) Asset Files. Furthermore, the Custodian shall review the Asset Files and note any exceptions on the Exception Report attached to the Trust Receipt taking into account the guidelines mutually agreed upon by the parties hereto. On each Closing Date, the Custodian shall deliver to the Legal Title Trustee and the Program Manager a Trust Receipt, in the form of Exhibit E, signed by a Custody Officer, wherein the Custodian shall state that as to each Mortgage Asset listed in the applicable Asset Schedule (other than any such Mortgage Asset as to which the related Asset File has not been received by the Custodian as specified on the Exception Report attached to such Trust Receipt) it has reviewed the Asset Files and has determined that (subject to the exceptions set forth in the attached Exceptions Report): (i) all documents required to be delivered to it pursuant to this Custodial Agreement are in its possession; (ii) such documents have been reviewed by it in accordance with this Custodial Agreement and the additional review procedures set forth in Exhibit F and appear regular on their face and relate to such Mortgage Asset; (iii) with respect to any Mortgage Loan, based on the Custodian’s examination of the Asset File, the Custodian shall compare the Mortgage Note to items (1) through (4), (7) through (11) and (if applicable) items (12) and (14) through (18) and also compare the Mortgage to item (2) to the information set forth in the definition of Asset Schedule in respect of such Mortgage Loan accurately reflects the information on the Asset Schedule; and (iv) with respect to any Mortgage Loan, each Mortgage Note has been endorsed as provided in Section 3.1 of this Custodial Agreement, except as noted on the attached Exception Report.

(II) Subsequent REO Properties. With respect to any Subsequent REO Properties, the Custodian shall review the items in Section 3.1(c) in additional with respect to any REO loan, review item 2 of the REO Asset Schedule if present on documents listed in 3.1(c) of this Custodial Agreement of the REO File and report to the Legal Title Trustee and the Program Manager any exceptions within three Business Days of the related Delivery Date. The Custodian shall review the Asset Files and note any exceptions on an Exception Report to the related Trust Receipt taking into account the guidelines mutually agreed upon by the parties hereto and deliver such updated Exceptions Report to the Legal Title Trustee and the Program Manager.

(b)	In addition to the foregoing,

(I)    On a monthly basis or more frequently if requested by the Legal Title Trustee or the Program Manager, the Custodian shall deliver to the Legal Title Trustee or the Program Manager, as applicable, an electronic file providing the updated exception report status of each Mortgage Asset held by the Custodian under this Custodial Agreement.

(II)     If requested by the Legal Title Trustee or the Program Manager, the Custodian shall deliver to the Legal Title Trustee or the Program Manager, as applicable, a Document Inventory Report. In the event a Document Inventory is requested by the Program Manager in connection with the initial delivery to the Custodian of one or more Asset Files, the Custodian shall perform the initial Asset File review and the Document Inventory together; provided, the maximum daily volume of Asset Files to be reviewed shall be reduced to 50 files per day.

(c)

The Custodian shall be under no duty or obligation to inspect, review or examine any documents, instruments, certificates or other papers constituting part of the Asset File to determine that the same are genuine, enforceable or appropriate for the represented purpose, that they have actually been recorded or that they are other than what they purport to be on their face. Notwithstanding the foregoing, the Legal Title Trustee, the Program Manager and the Custodian may mutually agree in writing to expand or reduce the Custodian’s review of the Asset File in accordance with this Section 3, which review shall be reflected on the related Trust Receipt.

(d)

During the term of this Custodial Agreement, if the Custodian discovers any defect with respect to the Asset File in addition to items already specified in the related Exception Report, the Custodian shall give written specification of such defect to the Legal Title Trustee and the Program Manager.

(e)

The Program Manager hereby certifies to the Custodian that, notwithstanding anything to the contrary herein, the review contemplated by this Section Section 3.2 (the “Review”) is a review to be performed by the Custodian solely for the purpose of acknowledging receipt of Asset Files by the Custodian from the Program Manager. Any custodial certification (the “Certification”) related to such Review prepared by the Custodian and furnished to the Program Manager is produced solely in connection with this purpose. The Program Manager did not engage the Custodian to perform the Review, produce the Certification or perform any of the services under this Custodial Agreement for the purpose of making findings with respect to the accuracy of the information or data regarding the Mortgage Loans provided to the Custodian by the Program Manager for the Review as contemplated by Rule 17g-10 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Given the purpose and scope of the Custodian’s services (including the Review and any Certification) under this Custodial Agreement and given the Program Manager’s treatment and use of the Review and Certification, the Program Manager and the Custodian agree that the Custodian’s Review is not commonly understood in the market to be “due diligence services” for purposes of Rule 17g-10. The Program Manager does not consider the Review and the Certification to be “due diligence services” for purposes of Rule 17g-10, and unless the Program Manager notifies the Custodian to the contrary, the Program Manager will not treat the Certification as a “third party due diligence report” for purposes of Rule 15Ga-2 under the Exchange Act. The Program Manager hereby acknowledges that the Custodian is relying on this certification for purposes of determining that its Review does not constitute “due diligence services” under Rule 17g-10.

Section 3.3.    Release of Asset Files.

(a)

At any time, the Legal Title Trustee, the Master Servicer, the Program Manager or the applicable Servicer may submit a Request for Release (in the form of Exhibit D or in an electronic format acceptable to the Custodian) and the Custodian will, within three (3) Business Days of its receipt of a Request for Release, either (i) release the related Asset File to the Legal Title Trustee, the Master Servicer, the Program Manager or the applicable Servicer, as directed in the Request for Release, or (ii) notify the Legal Title Trustee, the Master Servicer, the Program Manager or the applicable Servicer in writing of the Rejected Release Request and take no further action on such Request for Release.

(b)

From time to time and as appropriate for the sale to a third party purchaser of any of the Mortgage Assets held by the Legal Title Trustee, the Custodian is hereby authorized, upon receipt of a Request for Release from the Legal Title Trustee or Program Manager, to release or cause to be released to the related third party purchaser the Mortgage Assets set forth in such Request for Release and to deliver to such third party purchaser for execution a bailee letter substantially in the form attached hereto as Exhibit G.

(c)

Notwithstanding the foregoing and unless otherwise required by state law, in the event the Custodian receives a Request for Release within two (2) Business Days following the Delivery Date, the Custodian shall have a reasonable period of time to release the related Asset File in accordance with this Section 3.3.

(d)

Each of the Legal Title Trustee, the Master Servicer, the Program Manager and the applicable Servicer is authorized to transmit and the Custodian is authorized to accept signed facsimile or email copies of Requests for Release.

Section 3.4.    Inspection of Asset Files.

Upon at least three (3) Business Days’ prior written notice to the Custodian, the Program Manager, its respective accountants, auditors or any other designee may inspect and examine, at any time during ordinary business hours, any or all of the related Asset Files in the possession, or under the control, of the Custodian. All reasonable out-of-pocket costs and expenses incurred by the Custodian in connection with any such inspection shall be paid by the Program Manager.

Section 3.5.    Recordkeeping of Asset Files.

(a)

The Custodian shall maintain complete, accurate and current books and records with respect to the Asset Files held for the Legal Title Trust (collectively, “Books and Records”) based on the information and documentation provided to it hereunder, including, to the extent applicable to the Asset Files (i) journals or other records of original entry containing an itemized record in detail of all receipts and deliveries of Asset Files, (ii) ledgers (or other records) reflecting (A)

Asset Files in transfer and (B) Asset Files in physical possession, and (iii) all applicable records relating to its activities and obligations under this Custodial Agreement.

(b)

The Custodian agrees that all Books and Records shall be preserved for six years from the date of their creation or last modification (whichever is later) in an easily accessible place. The Custodian agrees, at the direction of the Legal Title Trustee or the Program Manager, to produce the Books and Records (or copies thereof) as soon as reasonably practicable. The Books and Records created, maintained, or preserved pursuant to this Custodial Agreement shall be maintained in micrographic or electronic format, including microfilm, microfiche, or any similar medium, or any digital storage medium or system; provided that (i) the records are arranged and indexed in a way that permits easy location, access, and retrieval of any particular record and (ii) the Custodian can provide promptly any of the following that the Securities and Exchange Commission (by its employees or agents) may request: (A) a legible, true, and complete copy of the record in the medium and format in which it is stored, (B) a legible, true, and complete printout of the record, and (C) means to access, view, and print the records. The Custodian shall separately store for the time required for preservation of the original record a duplicate copy of the record on any medium allowed by this Custodial Agreement. With respect to Books and Records stored on electronic media, the Custodian shall (1) maintain and preserve the records, so as to reasonably safeguard them from loss, alteration, or destruction, (2) limit access to the records to the Custodian’s properly authorized personnel, the Securities and Exchange Commission (including its employees or agents), the Legal Title Trustee and the Program Manager and their respective duly authorized officers, employees, and agents, and such other persons for whom access to such records is authorized by law or required by a court of competent jurisdiction, and (3) reasonably ensure that any reproduction of a non-electronic original record on electronic storage media is complete, true, and legible when retrieved.

(c)

All Books and Records maintained by the Custodian shall be made available upon request during the regular business hours of the Custodian for inspection by the Securities and Exchange Commission (including its employees or agents) and the Legal Title Trustee and the Program Manager and their respective duly authorized officers, employees, or agents.

ARTICLE 4

CONCERNING THE CUSTODIAN

Section 4.1.    Custodian May Resign; Removal of Custodian.

(a)

The Custodian may resign from the obligations and duties imposed on it under this Custodial Agreement and under any Transaction Addendum by giving 120 days’ written notice thereof to the Legal Title Trustee and the Program Manager. Upon receiving such notice of resignation, the Program Manager shall appoint a successor Custodian by written instrument, in duplicate, which instrument shall be delivered to the resigning Custodian and to the successor Custodian. If within 120 days after the giving of such notice of resignation, the Legal Title Trustee shall not have taken custody of the related Asset Files and no successor Custodian shall have been so appointed and have accepted appointment, the resigning Custodian may petition any court of competent jurisdiction for the appointment of a successor Custodian, and any costs and expenses associated with such petition shall be paid by the Program Manager. Any successor Custodian appointed pursuant to this Section 4.2 shall also be a qualified custodian under the 1940 Act.

(b)

The Program Manager may remove the Custodian from the performance of its duties under this Custodial Agreement and any related Transaction Addendum with respect to the Asset Files held on behalf of the Legal Title Trustee upon 120 days’ prior written notice. In such event, the Program Manager shall appoint a successor Custodian. In the event of any removal, the Custodian shall promptly transfer to the successor custodian, as directed in writing by the Program Manager, all Asset Files being administered under this Custodial Agreement relating to such Mortgage Loans and the expenses of such transfer shall be paid by the Program Manager. Notwithstanding the foregoing, the Program Manager may remove the Custodian from the performance of its duties under this Custodial Agreement and any related Transaction Addendum with respect to the Asset Files held on behalf of the Legal Title Trustee without advance notice if the Custodian is no longer a qualified custodian under the 1940 Act.

(c)

In the event of the resignation of the Custodian, the expense of transfer of the Asset Files shall be the responsibility of the resigning Custodian; provided, however, in the event that the Custodian resigns from its obligations hereunder due in part to nonpayment of the Custodian’s fees hereunder, then the expenses of such transfer shall be paid by the Paying Agent from amounts on deposit in the Collection Account pursuant to the Legal Title Trust Agreement.

Section 4.2.    Merger or Consolidation of Custodian.

Anything herein to the contrary notwithstanding, any entity into which the Custodian may be merged or converted or with which it may be consolidated, or any entity resulting from any merger, conversion or consolidation to which the Custodian shall be a party, or any entity succeeding to the business of the Custodian, shall be the successor of the Custodian hereunder and any related Transaction Addendum, without the execution or filing of any paper or any further act on the part of any of the parties hereto except where an instrument of transfer or assignment is required by law to effect such succession. Notwithstanding the foregoing, any such successor Custodian shall be a qualified custodian under the 1940 Act.

Section 4.3.    Limitation of Custodian’s Duties.

The Custodian shall have no duties or obligations other than those specifically set forth herein or as may subsequently be agreed to in writing by the parties hereto. The recitals contained herein shall not be taken as statements of the Custodian. The Custodian:

(a)

may consult with counsel and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel; and shall not be liable for any error of judgment, or for any act done or step taken or omitted by it, in good faith, except for its own negligence, bad faith, or willful misconduct (as agreed to by such party or as otherwise determined by a court of competent jurisdiction);

(b)

shall use the same degree of reasonable care and skill as is reasonably expected of financial institutions acting in comparable capacities, provided that this subsection shall not be interpreted to impose upon the Custodian a higher standard of care than that set forth above;

(c)

shall be regarded as making no representations and having no responsibilities (except as expressly set forth herein) as to the validity, sufficiency, value, genuineness, ownership or transferability of the Mortgage Assets, and shall not be required to and shall not make any representations as to the validity, value, genuineness, ownership or transferability of the Mortgage Assets;

(d)

may rely on and shall be protected in acting upon any certificate, instrument, Opinion of Counsel, notice, letter, facsimile or other document delivered to it and in good faith believed by it to be genuine and to have been signed by the proper party or parties, and may rely on and shall be protected in acting in good faith upon the written instructions of the Program Manager or the Legal Title Trustee, as applicable, and such employees and representatives of the Program Manager or the Legal Title Trustee, as the Program Manager or the Legal Title Trustee may hereinafter designate in writing;

(e)

shall not be responsible for the legality, validity, adequacy and perfection of the Legal Title Trustee’s security interest in the Mortgage Assets hereunder, other than the Custodian’s obligation to take possession of the Asset Files as set forth in Section 3.1 hereof, and makes no representation or warranty with respect to the legality, validity, adequacy or perfection of any lien upon or security interest in any Asset File;

(f)	shall have no responsibility or duty with respect to any Asset Files while not in its custody;

(g)

shall be under no obligation to make any investigation into the facts or matters stated in any resolution, exhibit, request, representation, Opinion of Counsel, certificate, statement, acknowledgement, consent, order or document in the Asset File;

(h)

shall not be liable with respect to any action taken or omitted to be taken in accordance with any written direction, instruction, acknowledgement or consent from the Program Manager or the Legal Title Trustee, as applicable;

(i)

shall not be responsible for preparing or filing any reports or returns relating to federal, state or local income taxes with respect to this Custodial Agreement, other than for the Custodian’s compensation or for reimbursement of expenses;

(j)

shall have no duty to qualify to do business in any jurisdiction, other than (i) any jurisdiction where any Asset File is or may be held by the Custodian from time to time hereunder, and (ii) any jurisdiction where its ownership of property or conduct of business requires such qualification and where failure to qualify could have a material adverse effect on the Legal Title Trustee, the Program Manager, the Custodian or its property or business or on the ability of the Custodian to perform it duties hereunder;

(k)	shall have no duty to ascertain whether or not any cash amount or payment has been received by the Legal Title Trustee, any purchaser, seller, applicable Servicer, or any other third person;

(l)

shall not be deemed to have actual or constructive knowledge of the contents of any report or other document delivered to it unless the Custodian is expressly required hereunder to review and confirm the accuracy of the contents thereof;

(m)	shall not be responsible for the acts or omissions of the other parties hereto, and may assume performance absent receipt of written notice or actual knowledge by a Custody Officer to the contrary;

(n)

shall not be required to take notice or be deemed to have notice or knowledge of any default, unless a Custody Officer obtains actual knowledge or written notice of such default. In the absence of such actual knowledge or notice, the Custodian may conclusively assume that there is no default; and

(o)	shall be under no obligation to take any action in the performance of its duties hereunder that would be in violation of applicable law.

The provisions of this Section 4.3 shall survive the resignation or removal of the Custodian and the termination or assignment of this Custodial Agreement.

Section 4.4.    Standard of Care; Indemnification.

(a)

Notwithstanding anything herein to the contrary, the Custodian agrees to exercise reasonable care, prudence and diligence in performing the requirements and duties set forth in this Custodial Agreement such as a person having responsibility for the safekeeping of assets of registered investment companies of the nature contemplated by this Custodial Agreement would exercise.

(b)

In the event that the Custodian fails to produce a Mortgage Note, Assignment of Mortgage or other document or instrument that is a part of an Asset File related to a Mortgage Asset that was in its possession pursuant to Section 3 within two (2) Business Days following request by the Legal Title Trustee, the Program Manager or the applicable Servicer in writing, and provided that (i) the Custodian previously delivered to the Legal Title Trustee or the Program Manager a Trust Receipt with respect to such document or instrument; (ii) such document or instrument is not outstanding pursuant to a Request for Release; and (iii) such document or instrument was held by the Custodian on behalf of the Legal Title Trustee (a “Custodial Delivery Failure”), then the Custodian shall indemnify the Legal Title Trustee and the Program Manager in accordance with Section 4.4(c).

(c)

The Custodian agrees to indemnify and hold harmless the Program Manager, the Legal Title Trustee, the Holders of the Trust Certificates, the Legal Title Trust and each of their respective members, directors, officers, employees and agents against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of (i) a Custodial Delivery Failure, (ii) the Custodian’s negligence, bad faith or willful misconduct or the negligence, bad faith or willful misconduct of any of the Custodian’s directors, officers, employees and agents (as agreed to by such party or as otherwise determined by a court of competent jurisdiction) or (iii) any breach of the representations or warranties of the Custodian contained herein. In no event shall the Custodian or its directors, officers, agents and employees be liable for any special, indirect, punitive or consequential damages (including without limitation lost profits) from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The foregoing indemnification shall survive the termination or assignment of this Custodial Agreement and any related Transaction Addendum and the resignation or removal of the Custodian.

(d)

Other than as set forth in Section 4.4(b), neither the Custodian nor any parent, affiliate, subsidiary, director, officer, agent or employee of the Custodian shall have any liability arising from or related to this Custodial Agreement, any related Transaction Addendum or any related document or agreement.

(e)

The Program Manager and the Legal Title Trust (from amounts on deposit in the Collection Account) shall indemnify and hold harmless the Custodian and each of the Custodian’s parents, affiliates, subsidiaries, directors, officers, employees and agents against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments suits, costs, expenses or disbursements of any kind or nature whatsoever, including reasonable attorneys’ fees, that may be imposed on, incurred by, or asserted against it or them in any way relating to or arising out of (i) investigating, preparing for, defending itself or themselves against, or prosecuting for itself or themselves, any legal proceeding, whether pending or threatened, that is related directly or indirectly in any way to the Mortgage Loans or this Custodial Agreement, (ii) pursuing enforcement (including any action, claim, or suit brought by the Custodian for such purpose) of any indemnification or other obligation of the Holders of the Trust Certificates, the Program Manager, the Legal Title Trust or the Legal Title Trustee (including without limitation any legal fees, costs and expenses incurred by the Custodian in connection therewith), and (iii) the performance of any or all of its or their duties and responsibilities and the exercise or lack of exercise of any or all of its or their powers, rights or privileges hereunder, including without limitation complying with any new or updated laws or regulations directly related to the performance by the Custodian of its obligations under this Custodial Agreement, unless such claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements were imposed on, incurred by or asserted against the Custodian solely as a result the occurrence of any of the events set forth in clauses (i), (ii) or (iii) of Section 4.4(c). In no event shall the Holders of the Trust Certificates, the Program Manager, the Legal Title Trust, the Legal Title Trustee or their directors, officers, agents and employees or any other Person be liable for any special, indirect, punitive or consequential damages (including without limitation lost profits) from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. The foregoing indemnification shall survive the termination or assignment of this Custodial Agreement and any related Transaction Addendum and the resignation or removal of the Custodian.

Section 4.5.    Liability of Custodian; Force Majeure.

Notwithstanding Sections 4.4(a) and 4.4(b), neither the Custodian nor any of its parents, affiliates, subsidiaries, directors, officers, agents or employees, shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith in good faith and reasonably believed by it or them to be within the purview of this Custodial Agreement or any related Transaction Addendum, except for negligence, bad faith or willful misconduct on the part of the Custodian or any of its parents, affiliates, subsidiaries, directors, officers, agents or employees (as agreed to by such party or as otherwise determined by a court of competent jurisdiction). In no event shall the Custodian or its directors, officers, agents and employees be liable for any special, indirect, punitive or consequential damages (including without limitation lost profits) from any action taken or omitted to be taken by it or them hereunder or in connection herewith even if advised of the possibility of such damages. No provision of this Custodial Agreement or any related Transaction Addendum shall require the Custodian to expend or risk its own funds or otherwise incur financial liability (other than expenses or liabilities otherwise required to be incurred by the express terms of this Custodial Agreement or any related Transaction Addendum) in the performance of its duties under this Custodial Agreement or any related Transaction Addendum if it shall have reasonable grounds for believing that repayment of such funds or indemnity satisfactory to it is not reasonably assured to it, provided, however, that the Custodian shall not refuse or fail to perform any of its duties hereunder solely as a result of nonpayment of its normal fees and expenses unless the Custodian shall first have provided the Program Manager the opportunity to advance funds in respect of such fees and expenses, and the Program Manager shall have failed promptly to do so.

The Custodian shall have no liability for any failure to perform or delay in performing its duties set forth herein if such failure or delay is due to an event of force majeure. A force majeure event is an event or condition beyond the Custodian’s control, such as a natural disaster, civil unrest, state of war, or act of terrorism, which event or condition materially adversely affects the ability of the Custodian to perform its duties under this Custodial Agreement and any related Transaction Addendum. The Custodian further agrees that it shall give prompt notice (including a reasonable description of such force majeure) to the other related parties hereto upon the Custodian’s having notice or knowledge of such force majeure and use its best efforts to resume performance as promptly as practicable under the circumstances. The Custodian further represents that it has developed and implemented a business continuity plan. The Custodian shall make reasonable efforts to prevent performance delays or disruptions in the event of such occurrences.

Section 4.6.    Reliance of Custodian; Duties.

In the absence of bad faith on the part of the Custodian (as agreed to by such party or as otherwise determined by a court of competent jurisdiction), the Custodian may conclusively rely, as to the truth of the statements expressed therein, upon any Opinion of Counsel, request, instructions, certificate or other document furnished to the Custodian, reasonably believed by the Custodian to be genuine and to have been signed or presented by the proper party or parties and conforming to the requirements of this Custodial Agreement and any related Transaction Addendum, shall have no duty to verify the truth or accuracy of any such information and shall have no liability for any error or inaccuracy in any reports resulting from the use of such information; but in the case of any loan document or other request, instruction, document or certificate which by any provision hereof is specifically required to be furnished to the Custodian, the Custodian shall examine the same to determine, subject to the limitations on the Custodian’s obligations set forth herein, whether or not it conforms on its face to the requirements of this Custodial Agreement or any related Transaction Addendum.

The Custodian shall have no duties or responsibilities except those that are specifically set forth in this Custodial Agreement and any related Transaction Addendum. No implied duties, obligations or responsibilities shall be read into this Custodial Agreement against, or on the part of, the Custodian. No discretion, permissive right or privilege of the Custodian shall be construed as a duty or obligation. In the event that any provision of this Custodial Agreement implies or requires that action or forbearance be taken by a party, but is silent as to which party has the duty to act or refrain from acting, the parties agree that the Custodian shall not be the party required to act or refrain from acting. The Custodian shall be entitled to request, in writing, instruction (including without limitation in the form of an Officer’s Certificate) from the Program Manager or the Legal Title Trustee, as applicable, with respect to any act, action or failure to act in connection with this Custodial Agreement, and in such event the Custodian shall be entitled to refrain from taking such action and to continue to refrain from acting unless and until Custodian shall have received written instructions from the Program Manager or the Legal Title Trustee, as applicable, with respect to the subject matter of such request without incurring any liability therefor.

Knowledge or information acquired by (i) Wells Fargo Bank, N.A. in its capacity as Custodian hereunder shall not be imputed to Wells Fargo Bank, N.A. in any of its other capacities hereunder or under any other Legal Title Basic Document (except to the extent such other capacities are performed by the Corporate Trust Services division of Wells Fargo Bank, N.A.), and (ii) any affiliate of Wells Fargo Bank, N.A. shall not be imputed to Wells Fargo Bank, N.A. in any of its capacities hereunder or under any other Legal Title Basic Document and vice versa.

ARTICLE 5

REPRESENTATIONS AND WARRANTIES

The Custodian represents and warrants to the Legal Title Trustee and the Program Manager as of each Delivery Date that:

Section 5.1.    Capital Requirements.

The Custodian is a depository institution or a trust company subject to supervision or examination by a federal or state authority and has combined capital of at least $100 million.

Section 5.2.    Existence and Power; Licenses.

The Custodian is (i) a national banking association, duly organized and in good standing under the laws of the United States of America, (ii) duly qualified and in good standing to do business in each jurisdiction in which it will hold any Asset File, (iii) qualified to act as a custodian and to perform its duties hereunder and it does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Custodial Agreement, and (iv) in possession of all requisite authority, power, licenses, permits and franchises in order to execute, deliver and comply with its obligations under the terms of this Custodial Agreement.

Section 5.3.    No Claims to Mortgage Assets.

The Custodian, solely in its capacity as Custodian, represents and warrants, as of each Closing Date, that (i) it has taken possession of the Asset Files relating to Mortgage Assets on behalf of the Legal Title Trustee and currently holds, and during the existence of this Custodial Agreement shall hold, no adverse claim, lien, charge, encumbrance or security interest (including without limitation, federal tax liens or liens arising under the Employee Retirement Income Security Act of 1974, as amended) or otherwise, with respect to any Mortgage Asset, and hereby waives and releases any such interest which it may have in any Mortgage Asset, (ii) it does not and will not, in its capacity as Custodian, assert any claim or interest in any Mortgage Asset or Asset Files other than as contemplated herein and will hold such Asset Files pursuant to the terms of this Custodial Agreement, and (iii) it has not encumbered or transferred its right, title or interest as Custodian in any Mortgage Asset or Asset File other than to, or as directed by, the Legal Title Trustee or the Program Manager.

Section 5.4.    Program Manager Representations and Warranties.

Program Manager hereby represents and warrants to the Custodian and the Legal Title Trustee that:

(a)

Program Manager (i) is a limited liability company duly organized and validly existing under the laws of Delaware, (ii) is in good standing under the laws of Delaware, (iii) has all requisite power, consents and approvals necessary to carry on its business as now being or as proposed to be conducted, except where the lack of such licenses, authorizations, consents and approvals would not be reasonably likely to have a material adverse effect; and (iv) is qualified to do business and is in good standing in all other jurisdictions in which the nature of the business conducted by it makes such qualification necessary, except where failure to so qualify would not be reasonably likely (either individually or in the aggregate) to have a material adverse effect.

(b)

(i) Program Manager has all necessary limited liability company or other power, authority and legal right to execute, deliver and perform its obligations under this Custodial Agreement; (ii) the execution, delivery and performance by Program Manager of this Custodial Agreement has been duly authorized by all necessary limited liability company or other action on its part; and (iii) this Custodial Agreement has been duly and validly executed and delivered by Program Manager.

ARTICLE 6

COVENANTS

Section 6.1.    Insurance.

The Custodian shall, at its own expense, maintain in full force and effect at all times during the term of this Custodial Agreement the following:

(a)	fidelity insurance;

(b)	errors and omissions insurance;

(c)	theft of documents insurance; and

(d)	forgery insurance.

All such insurance shall be in amounts with standard coverage and subject to deductibles as is customary for insurance typically maintained by banking institutions or trust companies which act as custodians. The minimum coverage under any such bond and insurance policies shall be at least equal to the corresponding amounts required by FNMA in the FNMA Servicing Guide or by FHLMC in the FHLMC Sellers’ & Servicers’ Guide. Upon request, the Program Manager and the Legal Title Trustee shall be entitled to receive an Officer’s Certificate from the Custodian that such insurance is in full force and effect.

Section 6.2.    Confidentiality and Treatment of Information.

(a)

The Custodian understands and hereby agrees, with respect to any Confidential Information of the Program Manager or the Legal Title Trustee and any notes, reports or other data or documents prepared by the Custodian or its representatives containing, reflecting or based upon, in whole or in part, any Confidential Information, that it shall not disclose, shall treat as confidential and proprietary, and shall not use for any purpose other than to perform its duties and obligations under this Custodial Agreement, such Confidential Information and such notes, reports or other data or documents, provided, however, the Custodian is permitted to disclose any Confidential Information to its employees and subcontractors of Custodian who require knowledge of such Confidential Information in connection with the performance of the services provided hereunder, so long as the party to whom any such Confidential Information is to be disclosed is either (i) subject to the confidentiality provisions of the Custodian’s Code of Business Conduct and Ethics with respect to such Confidential Information, or (ii) covered by an agreement with the Custodian including terms substantially similar to these in this Article VI requiring confidentiality and non-disclosure with respect to any Confidential Information. Without limiting any other warranty or obligation specified in this Custodial Agreement, and in particular the confidentiality and non-disclosure obligations of this Article VI, the Custodian further agrees that during the term of this Custodial Agreement and thereafter in perpetuity, the Custodian shall not (i) gather, store, log, archive, use or otherwise retain any Confidential Information in any manner inconsistent with the Custodian’s document retention policies, provided that such policies are reasonably designed to comply with the duties of custodians acting in a capacity similar to that of the Custodian under this Custodial Agreement, and provided further that the Custodian’s rights under this clause (i) shall be subject to Section 6.2(c), or (ii) disclose, distribute, sell, share, rent or otherwise transfer any Confidential Information to any third party, except as (x) expressly required to perform its obligations in this Custodial Agreement, (y) the Custodian may be expressly directed in advance in writing by the Program Manager, or (z) required under law.

(b)

The Custodian shall not provide any services under this Custodial Agreement from any location outside of the United States; provided that, in support of the services provided by the Custodian pursuant to this Custodial Agreement, the Custodian may perform certain general information technology and other “back-office” support activities and ancillary processes from locations outside of the United States. Such functions and processes shall include, without limitation, database maintenance, technology infrastructure support, information processing, invoice processing, document processing, transaction processing, account maintenance and servicing, asset management and information analytics. In the event that the Custodian permits any Custodian Personnel to store or access Confidential Information on a portable device, such Confidential Information shall be encrypted in a reasonable manner.

(c)

Upon written request of the Program Manager or upon expiration or termination of this Custodial Agreement for any reason, the Custodian shall, at the Program Manager’s option and subject to the document retention policies of the Custodian, either: (i) promptly return to the Program Manager a full and complete copy of all Confidential Information then in the Custodian’s possession in a media format to be designated by the Program Manager; or (ii) destroy all Confidential Information in the Custodian’s possession, including in either case all originals and copies thereof, including without limitation all summaries, records, descriptions, modifications, adoptions and other documents or materials, whether electronically or in hard copy format, prepared by the Custodian, prepared under its direction, or at its request in accordance with the services under this Custodial

Agreement and the Custodian, upon request, shall certify to Program Manager that it has complied with the provisions of this Section 6.2(d); provided that the Custodian may, at its option, maintain one copy of such Confidential Information to the extent (i) it is required by law or regulation to retain such Confidential Information, but then only for the time period required, (ii) such Confidential Information is contained in an archived computer system or backup made by the Custodian in accordance with its standard security or disaster recovery procedures, provided in each case that: (A) such Confidential Information shall eventually be erased or destroyed pursuant to the document retention policies of the Custodian; and (B) the Custodian remains fully subject to the obligations of confidentiality in this Custodial Agreement until the earlier of the eventual destruction of such Confidential Information, or the expiration of the confidentiality obligations of the Custodian specified in this Custodial Agreement.

(d)

The Custodian shall use Mortgagor Information only for the express purposes set forth in this Custodial Agreement and shall disclose Mortgagor Information to third persons only to the extent necessary to implement the provisions hereof in a manner consistent with the provisions of this Custodial Agreement. The Custodian shall not retain any Mortgagor Information for any period longer than necessary for the Custodian to fulfill its obligations under this Custodial Agreement, or as otherwise required pursuant to the document retention policies of the Custodian. The Custodian shall assess, manage, and control risks relating to the security and confidentiality of all Mortgagor Information, and shall implement the standards relating to such risks in accordance with the standards of custodians acting in a capacity similar to that of the Custodian under this Custodial Agreement.

(e)

The Custodian shall maintain at all times an information security program that shall include, without limitation, appropriate physical, electronic, technical, and procedural safeguards to (i) ensure the security and confidentiality of Confidential Information, (ii) protect against any anticipated threats or hazards to the security or integrity of Confidential Information, (iii) protect against unauthorized access to or use of Confidential Information, (iv) receive, store, dispose of (if applicable), and secure all Confidential Information to protect it from unauthorized access, use, disclosure, alteration, loss, and destruction, and to protect against any anticipated threats or hazards to the security or integrity of such records or information which could result in substantial harm or inconvenience to any Person to whom such Confidential Information belongs or relates. The Custodian shall provide to the Program Manager, upon written request, a SOC 2 Type II report or other similar report (in each case at the enterprise level), subject to the prior execution by the Program Manager of a non-disclosure agreement acceptable to Wells Fargo Bank, N.A. with respect to such information. Upon written request from the Program Manager, Wells Fargo Bank, N.A. shall provide appropriate personnel to discuss reasonable security questions consistent with Wells Fargo Bank, N.A.’s corporate security policies, processes, and protocols. The Custodian shall periodically perform security tests including, vulnerability and penetration tests, as regularly scheduled by its security policies.

(f)

The Custodian shall notify the Program Manager promptly if a Security Breach occurs, or if a Security Breach is suspected with reasonable certainty to have occurred. In the event of a Security Breach (or presumed Security Breach), the Custodian shall (i) promptly conduct a reasonable investigation of such Security Breach, (ii) take reasonable action to mitigate the impact of such Security Breach, (iii) provide notice to the Program Manager of such Security Breach promptly, and in any event within five (5) business days after discovery thereof by the Custodian, at the address indicated in Section 7.1 hereof, (iv) if requested by the Program Manager, provide notice to any individual or entity whose Confidential Information was exposed, where notice is legally required or there is a reasonable risk of harm to such individuals or entities as a result of such Security Breach, the content of such notice to be reasonably agreed upon by the Custodian and the Program Manager; and (v) engage in discussion with the Program Manager regarding any legally required notice to regulators or the media, including whether the Custodian or the Program Manager should give such notice and the content and timing of such notice.

(g)

To the extent the Custodian provides or otherwise makes available to the Legal Title Trustee and/or the Program Manager any Confidential Information of the Custodian, each of the Legal Title Trustee and the Program Manager shall only use such Confidential Information of the Custodian as necessary to exercise its rights under this Custodial Agreement (including without limitation responding to requests of its regulators related to any materials reviewed or reviewable pursuant to this Custodial Agreement), or as required for the defense of any claims under this Custodial Agreement and for no other purpose. This confidentiality and non-use restriction shall survive any termination or expiration of this Custodial Agreement.

(h)

The Custodian shall segregate all Asset Files. The Custodian also shall maintain continuous custody of all mortgage documents constituting Asset Files in secure, fire resistant storage facilities, with reasonable and customary controls on access to assure the safety, integrity and security of the Asset Files.

ARTICLE 7

MISCELLANEOUS

Section 7.1.    Notices.

Any notice, demand or consent, required or permitted by this Custodial Agreement and any related Transaction Addendum shall be in writing and shall be effective and deemed delivered only when received by the party to which it is sent. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee. Any such notice, demand or consent shall be (i) delivered in person, (ii) transmitted by a recognized private courier service, (iii) delivered via electronic mail or facsimile or (iv) deposited with the United States Postal Service, certified mail, postage prepaid, return receipt requested, addressed as follows, unless such address is changed by written notice hereunder:

If to the Custodian:

Wells Fargo Bank, N.A.

751 Kasota Avenue

Minneapolis, Minnesota

Attention: Mortgage Document Custody

Email: Yohann.Cobarrubias@wellsfargo.com

If to the Legal Title Trustee:

UMB Bank, N.A.

Corporate Trust Department, MLM 13648 Title Trust

Attention: Katie Carlson

120 South Sixth St., Suite 1400

Minneapolis, Minnesota 55402

Phone Number: (612) 337-7007

Facsimile Number: (612) 337-7039

If to the Program Manager or Pacific Investment Management Company LLC:

MLM 13648 LLC

650 Newport Center Drive

Newport Beach, California 92660

Attention: Head of Residential Whole Loan Division of PIMCO (with copies via email to kent.smith@pimco.com and thevault@pimco.com)

Section 7.2.    Entire Agreement; Amendment.

This Custodial Agreement, together with any related Transaction Addenda, contain the entire agreement among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof, including any prior custodial agreements. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof, and no implied covenants or obligations shall be read into this Custodial Agreement concerning the Program Manager, the Legal Title Trustee or the Custodian. This Custodial Agreement may not be modified or amended other than by an agreement in writing signed by the Program Manager, the Legal Title Trustee and the Custodian. The cost of any such amendment shall be an expense of the Person requesting such amendment, or if requested by the Custodian or the Legal Title Trustee on behalf of the Legal Title Trust, of the Legal Title Trust.

Section 7.3.    Binding Nature of Agreement; Assignment.

This Custodial Agreement shall be binding upon and inure to the benefit of the Program Manager, the Custodian and the Legal Title Trustee and their respective successors and permitted assigns. Nothing in this Custodial Agreement shall be construed to give any Person or entity other than the parties hereto, and their successors and assigns, any legal or equitable right, remedy or claim under this Custodial Agreement. None of the Program Manager, the Legal Title Trustee or the Custodian shall assign its rights or obligations under this Custodial Agreement without the prior written consent of the other parties.

Section 7.4.    Governing Law.

THIS CUSTODIAL AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS (OTHER THAN SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAW), AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

Section 7.5.    Authorization and Notices.

The Custodian may rely on any direction, consent or other communication of the Program Manager to the Legal Title Trustee, or received by the Program Manager from the Legal Title Trustee and provided to the Custodian. The Program Manager may request that the Custodian provide the Mortgage Asset pool number with respect to any communications related to a specific Mortgage Asset. Notwithstanding the foregoing, the Legal Title Trustee, in its individual capacity, shall not be liable for any action directed by the Program Manager under this Custodial Agreement on behalf of the Legal Title Trustee, including the Legal Title Trustee in such capacity. The obligations of the Legal Title Trustee shall be determined solely by the express provisions of this Custodial Agreement and any related Transaction Addendum and no implied covenants or obligations shall be read into this Custodial Agreement against the Legal Title Trustee.

Section 7.6.    Agreement for the Exclusive Benefit of Parties.

This Custodial Agreement is for the exclusive benefit of the parties hereto and their respective successors and permitted assigns, and shall not be deemed to create or confer any legal or equitable right, remedy or claim upon any other Person whatsoever.

Section 7.7.    Counterparts.

This Custodial Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute one and the same instrument. The parties agree that this Custodial Agreement, any documents to be delivered pursuant to this Custodial Agreement and any notices hereunder may be transmitted between them by email and/or by facsimile. The parties intend that faxed signatures and electronically imaged signatures such as .pdf files shall constitute original signatures and are binding on all parties. The original documents shall be promptly delivered, if requested.

Section 7.8.    Requirements for Waivers.

No failure or delay on the part of a party hereto to exercise any right, remedy, power or privilege under this Custodial Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.

Section 7.9.    Titles Not to Affect Interpretation.

The titles of sections and subsections contained in this Custodial Agreement are for convenience only and they neither form a part of this Custodial Agreement nor are they to be used in the construction or interpretation hereof.

Section 7.10.    Provisions Separable.

Any part, provision, representation or warranty of this Custodial Agreement or any related Transaction Addendum which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Custodial Agreement or any related Transaction Addendum which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Asset shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Custodial Agreement or any related Transaction Addendum shall deprive any party of the economic benefit intended to be conferred by this Custodial Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is as nearly as possible the same as the economic effect of this Custodial Agreement without regard to such invalidity.

Section 7.11.    Conflict or Inconsistency.

In the event of any conflict or inconsistency between the terms and provisions of this Custodial Agreement and any related Transaction Addendum and the terms and provisions of any contract, instrument or other agreement between Custodian and any third party, the terms and provisions of this Custodial Agreement shall control.

Section 7.12.    Waiver of Trial by Jury.

EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS CUSTODIAL AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

Section 7.13.    Submission to Jurisdiction; Waivers.

The parties hereto each hereby irrevocably and unconditionally:

(a)

submits for itself and its property in any legal action or proceeding relating to this Custodial Agreement, or for recognition and enforcement of any judgment in respect thereof, to the exclusive jurisdiction of the courts of the State of New York sitting in the Borough of Manhattan, the federal courts of the United States of America for the Southern District of New York, and any appellate courts from any thereof;

(b)

consents that any such action or proceeding may be brought in such courts and, to the extent permitted by applicable law, waives any objection that it may hereafter have to the venue of any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

(c)

agrees that the service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail, postage prepaid, to its address set forth herein or at such other address as to which the other parties shall have been notified; and

(d)	agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

Section 7.14.    Periodic Statements.

Upon the written request of the Legal Title Trustee or the Program Manager, the Custodian shall provide to such party within five (5) Business Days of such request a list of all the Mortgage Assets for which the Custodian holds an Asset File pursuant to this Custodial Agreement and any related Transaction Addenda. Such list may be in the form of a copy of the Asset Schedule with manual deletions to specifically denote any Mortgage Assets paid off, repurchased or sold since the date of this Custodial Agreement.

Section 7.15.    Reproduction of Documents.

This Custodial Agreement and all documents relating thereto except with respect to the Asset File, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

Section 7.16.    PATRIOT Act.

The parties hereto acknowledge that in accordance with requirements established under the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 and its implementing regulations (collectively, the “Patriot Act”), the Custodian, in order to help fight the funding of terrorism and money laundering, is required to obtain, verify and record information that identifies each person or legal entity that establishes a relationship or opens an account with the Custodian. Each party to this Custodial Agreement hereby agrees that it shall provide the Custodian with such information in its possession as the Custodian may request from time to time in order to comply with any applicable requirements of the Patriot Act.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the parties have entered into this Custodial Agreement as of date on the cover page of this Custodial Agreement.

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Legal Title Trustee for MLM 13648 Title Trust

By:	/s/ Laura Roberson
Name: Laura Roberson
Title: Senior Vice President

MLM 13648 LLC, as Program Manager

By:	/s/ Jason Steiner
Name: Jason Steiner
Title: Authorized Person

WELLS FARGO BANK, N.A., as Custodian

By:	/s/ Yohann Cobarrubias
Name: Yohann Cobarrubias
Title: Assistant Vice President

EXHIBIT A

DESIGNATED OFFICER LIST FOR THE CUSTODIAN

(ATTACHED)

[Wells Fargo to provide.]

EXHIBIT B-1

DESIGNATED OFFICER LIST FOR THE LEGAL TITLE TRUSTEE

Name Katie Carlson	/s/ Katie Carlson Signature
Title/E-mail: VP katie.carlson@umb.com

Name Gavin Wilkinson	/s/ Gavin Wilksinson Signature
Title/E-mail: Senior Vice President gavin.wilkinson@umb.com

Name Laura Roberson	/s/ Laura Roberson Signature
Title/E-mail: SVP laura.roberson@umb.com

Name	Signature
Title/E-mail:

Name	Signature
Title/E-mail:

Name	Signature
Title/E-mail:

Name	Signature
Title/E-mail:

B-1-1

EXHIBIT B-2

DESIGNATED OFFICER LIST FOR THE PROGRAM MANAGER

Name Kent Smith	/s/ Kent Smith Signature
Title/E-mail: Authorized Person / kent.smith@pimco.com

Name Jason Steiner	/s/ Jason Steiner Signature
Title/E-mail: Authorized Person / jason.steiner@pimco.com

Name	Signature
Title/E-mail:

Name	Signature
Title/E-mail:

Name	Signature
Title/E-mail:

Name	Signature
Title/E-mail:

Name	Signature
Title/E-mail:

B-2-1

EXHIBIT B-3

DESIGNATED OFFICER LIST FOR THE SERVICER

Name Patricia Wai	/s/ Patricia Wai Signature
Title/E-mail: Patty.wai@roccapital.com / Office Admin.

Name Gail Glidewell	/s/ Gail Glidewell Signature
Title/E-mail: General Counsel / gail.glidewell@roccapital.com

Name Lucas Sambrook	/s/ Lucas Sambrook Signature
Title/E-mail: Associate Real Estate Counsel / lucas.sambrook@roccapital.com

Name Caitlin Rolston	/s/ Caitlin Rolston Signature
Title/E-mail: caitlin.rolston@roccapital.com / Admin.

Name Amar Shah	/s/ Amar Shah Signature
Title/E-mail: Vice President / amar.shah@roccapital.com

Name Eric Abramovich	/s/ Eric Abramovich Signature
Title/E-mail: eric.abramovich@roccapital.com / CCO

Name	Signature
Title/E-mail:

B-3-1

EXHIBIT C

[RESERVED]

C-1

EXHIBIT D

REQUEST FOR RELEASE OF DOCUMENTS

To:	Wells Fargo Bank, N.A.

751 Kasota Avenue

Minneapolis, Minnesota 55414

Attention: WFDC Release Operations

Re:      Master Custodial Agreement dated as of September [•], 2018 (the “Custodial Agreement”), among UMB Bank, National Association, as Legal Title Trustee of MLM 13648 Title Trust, MLM 13648 LLC, as Program Manager, and Wells Fargo Bank, N.A., as Custodian

In connection with the administration of the Mortgage Assets held by you as Custodian pursuant to the Custodial Agreement on behalf of the Legal Title Trustee, as legal title owner of the Mortgage Assets, we request the release of the Custodian’s Asset File or requested document, as applicable, for the Mortgage Asset described below, for the reason indicated.

Mortgage Asset Number:

Mortgagor Name, Address & Zip Code:

Reason for Requesting Asset File (check one):

                    Mortgage Paid in Full             Original Loan Amount:$

                    Foreclosure

                    Substitutions

                    Other Liquidation (Repurchases, etc.)

                     Non-liquidation Reason:

By:

(Authorized Signature)

Printed Name

Deliver to Name

Ship to Address:

D-1

EXHIBIT E

FORM OF TRUST RECEIPT

[DATE]

MLM 13648 LLC

650 Newport Center Drive

Newport Beach, California 92660

Attn: Head of Residential Whole Loan Division of PIMCO

UMB Bank, N.A.

Corporate Trust Department, MLM 13648 Title Trust

Attention: Katie Carlson

120 South Sixth St., Suite 1400

Minneapolis, Minnesota 55402

Re:

Master Custodial Agreement dated as of September [•], 2018 (the “Custodial Agreement”), among UMB Bank, National Association, as Legal Title Trustee of MLM 13648 Title Trust (the “Legal Title Trust”), MLM 13648 LLC, as Program Manager, and Wells Fargo Bank, N.A., as Custodian

Ladies and Gentlemen:

In accordance with the provisions of Sections 3.2 of the Custodial Agreement, the undersigned, as the Custodian, hereby certifies that it has received an Asset File with respect to each Mortgage Asset identified on the Asset Schedule attached hereto (or sent electronically); and furthermore, the Custodian certifies that as to each Mortgage Asset listed on the Asset Schedule (other than any Mortgage Asset listed on the Exception Report attached hereto as Schedule One) it has reviewed the Asset Files and has determined that (subject to the exceptions set forth in the attached Exceptions Report): (i) all documents required to be delivered to it pursuant to the Custodial Agreement are in its possession; (ii) such documents have been reviewed by it in accordance with the Custodial Agreement and the review procedures set forth in Exhibit F and appear regular on their face and relate to such Mortgage Asset; (iii) with respect to any Mortgage Loan, based on the Custodian’s examination of the Asset File, the Custodian shall compare the Mortgage Note to items (1) through (4), (7) through (11) and (if applicable) items (12) and (14) through (18) and also compare the Mortgage to item (2) to the information set forth in the definition of Asset Schedule in respect of such Mortgage Loan accurately reflects the information on the Asset Schedule; and (iv) with respect to any Mortgage Loan, each Mortgage Note has been endorsed as provided in Section 3.1 of the Custodial Agreement, except as noted on the attached Exception Report. All capitalized terms used but not defined herein shall have the meanings set forth in the Custodial Agreement.

The Custodian hereby confirms that it is holding each such Asset File as agent and bailee of and custodian for the exclusive use and benefit of UMB Bank, National Association, as Legal Title Trustee of the Legal Title Trust or its transferee pursuant to the terms of the Custodial Agreement.

E-1

The Custodian makes no representations as to, and shall not be responsible to verify, (i) the validity, legality, enforceability, due authorization, recordability, sufficiency, or genuineness of any of the documents contained in each Asset File or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Asset.

WELLS FARGO BANK, N.A., as Custodian

By:
Name:
Title:

E-2

EXHIBIT F

ADDITIONAL REVIEW PROCEDURES

In addition to verifying whether the contents of each Asset File contains the items listed in Section 3.1 of the Custodial Agreement, the Custodian shall perform the review procedures for each item listed below delivered by the Program Manager pursuant to the Custodial Agreement. Capitalized terms used herein and not defined herein shall have the meanings ascribed to them in the Custodial Agreement.

With respect to each Mortgage Loan, the following additional review procedures apply.

1.     The Mortgage Note and the Mortgage (each appear to bear an original signature or signatures purporting to be the signature or signatures of the Person or Persons named as the maker and Mortgagor or grantor, or in the case of certified copies of the Mortgage permitted under Section 3.1 of the Custodial Agreement, that such copies bear a reproduction of such signature or signatures. In addition, please note whether any note affidavit or attorney bailee letter, as applicable, has been delivered instead of the original Mortgage Note under Section 3.1 (a)(i)(A) or (B) or Section (b)(xiv)(A) or (B) of the Custodial Agreement.

2.     The original principal amount of the indebtedness secured by the Mortgage and the original principal amount of the Mortgage Note are the same as the amount specified on the Asset Schedule.

3.     The original Mortgagee is the same as the payee on the Mortgage Note.

4.     The Mortgage contains a legal description other than address, city and state.

5.     The notary section (acknowledgment) is present and attached to the related Mortgage and is signed.

6.     Neither the original Mortgage Note, nor the copy of the Mortgage delivered pursuant to the Agreement, nor the original Assignment of Mortgage contains any alterations on their face (other than initialed corrections).

7.     The Mortgage Note is endorsed in the manner identified in the Custodial Agreement by the originator or last endorsee.

8.     The notary section (acknowledgment) is present and attached to each intervening assignment and is signed.

F-1

EXHIBIT G

FORM OF BAILMENT LETTER AGREEMENT

[Custodian Letterhead]

[BAILEE]

Re:

Ladies and Gentlemen:

In connection with the proposed acquisition by                          (the “Purchaser”) of the mortgage assets identified on the asset schedule attached hereto as Annex A (the “Mortgage Assets”),                          (“Bailee”) hereby acknowledges its receipt from Wells Fargo Bank, N.A. (“Wells Fargo”) of a mortgage asset file (the “Asset File”) with respect to each of the Mortgage Assets. Each Asset File contains the mortgage asset documents including an original mortgage note endorsed by the last holder of such mortgage note.

Bailee hereby agrees to act, with respect to each of the Asset Files, as the custodian and bailee for Wells Fargo and UMB Bank, National Association, not in its individual capacity, but solely as Legal Title Trustee for MLM 13648 Title Trust prior to the sale of the Mortgage Assets to the Purchaser, and to hold the Asset Files solely for the purpose of reviewing the Asset Files on behalf of the Purchaser.

Upon the direction of the Legal Title Trustee or MLM 13648 LLC (the “Program Manager”) if the Purchaser fails to purchase one or more of the Mortgage Assets from the Legal Title Trustee, Bailee shall promptly redeliver the related Asset Files to Wells Fargo. Such redelivery shall be at the sole cost and expense of the Purchaser.

Bailee hereby agrees to indemnify Wells Fargo, the Program Manager and the Legal Title Trustee and hold them harmless against any and all losses, damages, penalties, fines, forfeitures, judgments, reasonable and necessary legal fees and related costs and other costs and expenses resulting from, the loss of, or damage to, any documents held under any Asset File during the period such Asset File is held by Bailee or in connection with the redelivery thereof by Bailee to Wells Fargo.

Upon its receipt of written confirmation in the form attached hereto as Exhibit A from the Legal Title Trustee or the Program Manager that the Purchaser has paid the Legal Title Trustee or the designee of the Program Manager the purchase price for the Mortgage Assets, Wells Fargo shall release the Asset Files to Bailee for the benefit of the Purchaser.

Except to the extent specifically provided hereunder, prior to the payment of the purchase price for the Mortgage Assets by the Purchaser, Bailee shall not honor any communications from any third party relating to the Asset Files, or deliver the Asset Files to any third party, without the prior written consent of the Program Manager.

Please confirm that the foregoing specifies the terms of our agreement by signing and returning the enclosed copy of this letter to Wells Fargo to [Identify Recipient of Letter Here].

[NO FURTHER TEXT ON THIS PAGE]

NOTE: BY ACCEPTING THE MORTGAGE ASSETS DELIVERED TO YOU WITH THIS BAILMENT LETTER AGREEMENT, YOU CONSENT TO BE THE AGENT AND BAILEE FOR THE OWNER ON THE TERMS DESCRIBED IN THIS BAILMENT LETTER AGREEMENT. THE CUSTODIAN REQUESTS THAT YOU ACKNOWLEDGE RECEIPT OF THE ENCLOSED MORTGAGE ASSETS AND THIS BAILMENT LETTER AGREEMENT BY SIGNING AND RETURNING THIS ENCLOSED COPY OF THIS BAILMENT LETTER AGREEMENT TO THE CUSTODIAN; HOWEVER, YOUR FAILURE TO DO SO DOES NOT NULLIFY SUCH CONSENT.

Very truly yours,

WELLS FARGO BANK, N.A., as Custodian

By:
Name:
Title:
Address:

Confirmed and Agreed to:

[BAILEE], as Bailee

By:
Name:
Title:

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Legal Title Trustee for MLM 13648 Title Trust

By:
Name:
Title:

MLM 13648 LLC, as Program Manager By:

By:
Name:
Title:

ANNEX A

ASSET SCHEDULE

EXHIBIT A

EXHIBIT H

FORM OF TRANSACTION ADDENDUM

This TRANSACTION ADDENDUM (the “Transaction Addendum”) is entered into as of [                        ], 20[        ], by and among UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee (the “Legal Title Trustee”) of MLM 13648 Title Trust, MLM 13648 LLC, as program manager (the “Program Manager”), and Wells Fargo Bank, N.A., as custodian (the “Custodian”). This Transaction Addendum incorporates by reference the terms and conditions of the Master Custodial Agreement (the “Agreement”) dated as of September [•], 2018, by and among the Legal Title Trustee, the Program Manager and the Custodian, as the same may be amended from time to time. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Agreement.

1.

The Legal Title Trustee and the Program Manager hereby engage the Custodian to provide the services described in the Agreement with respect to the Mortgage Assets identified in Exhibit A hereof, as of the date hereof.

2.	The initial Asset Schedule related to this Transaction Addendum is attached hereto at Exhibit A.

3.

The Custodian hereby agrees that the representations and warranties of the Custodian listed in Sections 5.1, 5.2 and 5.3 of the Agreement are true and correct as of the date of this Transaction Addendum, and that the word “Custodial Agreement” as used in such Article includes this Transaction Addendum.

4.

The Program Manager hereby agrees that the representations and warranties of the Program Manager listed in Section Error! Reference source not found. of the Agreement are true and correct as of the date of this Transaction Addendum, and that the word “Custodial Agreement” as used in such Article includes this Transaction Addendum.

5.

With respect to each Mortgage Asset made subject to this Transaction Addendum, all assignments and endorsements shall be in blank or made out to “UMB Bank, National Association, not in its individual capacity, but solely as legal title trustee of MLM 13648 Title Trust”.

6.	Modifications of the Agreement (if any) with respect to the Asset Files held pursuant to this Transaction Addendum:

[ADD IF ANY]

H-1

IN WITNESS WHEREOF, the parties hereto have entered into this Transaction Addendum as of the date set forth above.

UMB BANK, NATIONAL ASSOCIATION, not in its individual capacity, but solely as Legal Title Trustee for MLM 13648 Title Trust

By:
Name:
Title:

MLM 13648 LLC, as Program Manager

By:
Name:
Title:

WELLS FARGO BANK, N.A., as Custodian

By:
Name:
Title:

H-2